KIRKPATRICK & LOCKHART LLP                      1800 Massachusetts Avenue, N.W.
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                                                August 29, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C.  20549

      Re:   INVESCO Combination Stock & Bond Funds, Inc.
            File Nos. 033-69904 and 811-8066
            Post-Effective Amendment No. 16

Ladies and Gentlemen:

     INVESCO Combination Stock & Bond Funds, Inc. (the "Fund") is an open-end management investment company registered under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended ("1933 Act"). We understand that the Fund is about to file Post-Effective Amendment No. 16 to its Registration Statement on Form N-1A pursuant to Rule 485(b) under the 1933 Act.

     We have, as legal counsel, reviewed the above-referenced Post-Effective Amendment, and pursuant to paragraph (b)(4) under Rule 485 of the 1933 Act, represent that this Post-Effective Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                Very truly yours,

                                /s/ Kirkpatrick & Lockhart LLP